BERRY PLASTICS CORPORATION
                   Offer to Exchange up to $75,000,000 of its
                 11% Series B Senior Subordinated Notes due 2007
                       for any and all of its outstanding
                 11% Series A Senior Subordinated Notes due 2007

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER __,
1999, UNLESS EXTENDED.
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To Our Clients:

            Enclosed for your consideration is a Prospectus dated November __, 1999 (the "Prospectus") and a Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Berry Plastics Corporation (the "Company") to exchange its 11% Series B Senior Subordinated Notes due 2007 (the "New Notes") for an equal principal amount of its 11% Series A Senior Subordinated Notes due 2007 (the "Old Notes" and together with the New Notes, the "Notes"). As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined in the Prospectus). Old Notes may be tendered only in integral multiples of $1,000.

            The enclosed material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Notes in the Exchange Offer.

            Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.

            Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER __, 1999, UNLESS EXTENDED. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on December __, 1999, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. A tender of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

            Your attention is directed to the following:

        1. The Exchange Offer is for the exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of the Old Notes, of which $75,000,000 aggregate principal amount was outstanding as of November __, 1999. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement.

        2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS" IN THE PROSPECTUS.

        3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December __, 1999, unless extended.

        4. The Company has agreed to pay the expenses of the Exchange Offer.

        5. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

            The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

            If you wish us to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

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
                                  INSTRUCTIONS

            The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Berry Plastics Corporation.

            This will instruct you to tender for exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.


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       Aggregate Principal Amount of Old Notes to be tendered for exchange
                      $
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*I (WE) UNDERSTAND THAT IF I WE)         _______________________________________
SIGN THIS INSTRUCTION FORM WITHOUT
INDICATING AN AGGREGATE PRINCIPAL        _______________________________________
AMOUNT OF OLD NOTES IN THE SPACE         SIGNATURE(S)
ABOVE, ALL OLD NOTES HELD BY YOU
FOR MY (OUR) ACCOUNT WILL BE             _______________________________________
TENDERED FOR EXCHANGE.                   CAPACITY (FULL TITLE), IF SIGNING IN A
                                         FIDUCIARY OR REPRESENTATIVE CAPACITY

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________
                                         NAME(S) AND ADDRESS, INCLUDING ZIP CODE

                                         DATE:__________________________________

                                         _______________________________________
                                         AREA CODE AND TELEPHONE NUMBER

                                         _______________________________________
                                         TAXPAYER IDENTIFICATION OR SOCIAL
                                         SECURITY NO.

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